Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277611
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2024)

14,455,006 Shares

Class A Common Stock
This prospectus supplement relates to the offer and sale, from time to time, of up to 14,455,006 shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling securityholders (the “selling securityholders”) identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of our Class A common stock covered by this prospectus supplement. We will pay all expenses of the registration of the Class A common stock and certain other expenses.
The registration of the offer and sale of shares of our Class A common stock covered by this prospectus supplement satisfies certain contractual obligations and does not necessarily mean that the selling securityholders identified in this prospectus supplement will offer to sell any of the shares of Class A common stock offered hereby.
The selling securityholders will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. The selling securityholders may sell these shares in one or more transactions (including one or more underwritten offerings) at the market price for our Class A common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholders determines from time to time. See “Plan of Distribution.” Our Class A common stock is listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “NFE.” The last reported sales price of our Class A common stock on the NASDAQ on February 13, 2025 was $11.83 per share.
Investing in shares of our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference into this prospectus supplement and accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is February 14, 2025.

Prospectus Supplement
Prospectus
We have not, and the selling securityholders have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we or the selling securityholders had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Our shelf registration statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the Class A common stock that the selling securityholders may sell in this offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our Class A common stock and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our Class A common stock.
Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
New Fortress Energy Inc. is a Delaware corporation. Our principal offices are located at 111 W. 19th Street, 8th Floor, New York, New York 10011 and our telephone number at that address is (516) 268-7400. Our website is located at www.newfortressenergy.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements contained in this prospectus supplement other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. While it is impossible to identify all factors, factors that could cause actual results to differ materially from those estimated by us include:
•	the results of our subsidiaries, affiliates, joint ventures and special purpose entities in which we invest and their ability to make dividends or distributions to us;
•	construction and operational risks related to our facilities and assets, including cost overruns and delays;
•	failure of liquefied natural gas (“LNG”) or natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;
•
complex regulatory and legal environments related to our business, assets and operations, including actions by governmental entities or changes to regulation or legislation, in particular related to our permits, approvals and authorizations for the construction and operation of our facilities;

•	delays or failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•	failure to obtain a return on our investments for the development of our projects and assets and the implementation of our business strategy;
•	failure to maintain sufficient working capital for the development and operation of our business and assets;
•	failure to convert our customer pipeline into actual sales;
•	lack of asset, geographic or customer diversification, including loss of one or more of our customers;
•	competition from third parties in our business;
•	cyclical or other changes in the demand for and price of LNG and natural gas;
•	inability to procure LNG at necessary quantities or at favorable prices to meet customer demand, or otherwise to manage LNG supply and price risks, including hedging arrangements;
•	inability to successfully develop and implement our technological solutions;
•	inability to service our debt and comply with our covenant restrictions;
•	inability to obtain additional financing to effect our strategy;
•
inability to successfully complete mergers, sales, divestments or similar transactions related to our businesses or assets or to integrate such businesses or assets and realize the anticipated benefits;

•	economic, political, social and other risks related to the jurisdictions in which we do, or seek to do, business;
•	weather events or other natural or manmade disasters or phenomena;
S-iii

•	any future pandemic or any other major health and safety incident;
•	increased labor costs, disputes or strikes, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•	the tax treatment of, or changes in tax laws applicable to, us or our business or of an investment in our Class A common stock; and
•
other risks and uncertainties identified, discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the section entitled “Risk Factors,” and described in our other reports filed with the SEC.

All forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future, except as may be required by law. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before making a decision to invest in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the sections entitled “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.
Our Company
We are a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. We own and operate natural gas and LNG infrastructure, and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets; additionally, we have expanded our focus to building our modular LNG manufacturing business. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading companies providing power free from carbon emissions by leveraging our global portfolio of integrated energy infrastructure.
We deliver targeted energy solutions by employing an integrated LNG supply and delivery model:
LNG and Natural Gas Supply and Liquefaction – We supply LNG and natural gas to our own power plants and to our customers. We typically supply LNG and natural gas regasified from LNG to our customers by entering into long-term supply contracts, which are generally based on an index such as Henry Hub plus a fixed fee component. We acquire our LNG from third party suppliers in open market purchases and long-term supply agreements. In July 2024, we deployed our first offshore liquefaction facility, “Fast LNG” or “FLNG,” off the shore of Altamira, Mexico (“First FLNG Facility”) to provide a source of low-cost supply of LNG. In August 2024, the First FLNG Facility completed its first cargo load and sail operation, and the first full cargo was loaded onto the Energos Princess vessel and set sail for Europe on September 30, 2024.
Shipping – We lease, own or operate a fleet of seven regasification units and 13 liquefied natural gas carriers and floating storage units. Ten vessels are owned by our former joint venture affiliate, Energos Infrastructure (“Energos”), and one is owned by NFE. We also charter vessels to and from third parties as well as from Energos.
Facilities – Through our network of current and planned downstream facilities and logistics assets, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil and heavy fuel oil or to purchase natural gas to meet their current fuel needs.
We analyze and seek to implement innovative and new technologies that complement our businesses to reduce our costs, achieve efficiencies for our business and our customers and advance our long-term goals, such as our ISO container distribution system, our Fast LNG solution and our hydrogen project.
Our Business Model
As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to shipping, logistics, facilities and conversion or development of natural gas-fired power generation. Historically, natural gas procurement or liquefaction, transportation, regasification and power generation projects have been developed separately and have required multilateral or traditional financing sources, which has inhibited the introduction of natural gas-fired power in many developing countries. In executing our business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility and optimize our portfolio.
We currently conduct our operations at the following facilities:
•	our LNG storage and regasification facility at the Port of Montego Bay, Jamaica;
•	our marine LNG storage and regasification facility in Old Harbour, Jamaica;

•	our dual-fired combined heat and power facility in Clarendon, Jamaica;
•	our landed micro-fuel handling facility in San Juan, Puerto Rico;
•	our LNG receiving facility and gas-fired power plant at the Port of Pichilingue in Baja California Sur, Mexico;
•	our floating storage and regasification unit located in Barcarena, Brazil; and
•	our First FLNG Facility.
In addition, we are currently developing facilities in Brazil, Nicaragua, Ireland and other locations, as described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the three, six and nine months ended March 31, 2024, June 30, 2024 and September 30, 2024. As more of our projects further develop and come online, we expect that our net capital expenditures, defined as cash payments for new and under-development projects less proceeds from related asset sales and direct asset refinancings, will decrease significantly in 2025, which we believe will beneficially impact our liquidity and operational flexibility. We are in active discussions with additional customers to develop projects in multiple regions around the world who may have significant demand for additional power, LNG and natural gas, although there can be no assurance that these discussions will result in additional contracts or that we will be able to achieve our target pricing or margins.
Corporate Information
NFE LLC was formed as a Delaware limited liability company by New Fortress Energy Holdings on August 6, 2018. On August 7, 2020, effective as of the Conversion Effective Time, NFE LLC was converted from a Delaware limited liability company to NFE Inc., a Delaware corporation.
Our principal executive office is located at 111 W. 19th Street, 8th Floor, New York, New York 10011 and our telephone number is (516) 268-7400. We maintain a website at www.newfortressenergy.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

RISK FACTORS
Before you invest in our Class A common stock, in addition to the other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as the risk factors under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares by the selling securityholders in this offering. We will pay all expenses of the registration of the Class A common stock and certain other expenses. See “Selling Securityholders.”

SELLING SECURITYHOLDERS
This prospectus supplement relates to the resale from time to time of up to a total of 14,455,006 shares of our Class A common stock by the selling securityholders identified in this prospectus supplement, including the pledgees, donees, transferees or other successors in interest of the selling securityholders. The shares of our Class A common stock being sold by the selling securityholders in this offering were originally issued by the Company in satisfaction of the Company’s commitment fee obligations under certain exchange and subscription agreements described in our Current Report on Form 8-K filed with the SEC on December 11, 2024. The entities listed under “Selling Securityholder” in the table below and/or their affiliates are party to a Registration Rights Agreement with us pursuant to which such entities and their respective permitted transferees have the right to require us to register such shares under the Securities Act of 1933, as amended (the “Securities Act”), for sale into the public markets.
The following table sets forth information with respect to the current beneficial ownership of the selling securityholders, the number of shares of Class A common stock being offered hereby by the selling securityholders and information with respect to shares to be beneficially owned by the selling securityholders after completion of this offering, assuming all shares that may be offered from time to time by the selling securityholders pursuant to this prospectus supplement are sold.
Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on beneficial ownership as provided by the selling securityholders to us and 272,662,355 shares of our Class A common stock issued and outstanding as of February 14, 2025.

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
AB Active ETFs, Inc. - AB High Yield ETF(1)	5,687	*	5,687	—	—
AB Active ETFs, Inc. - AB Short Duration High Yield ETF(1)	38,964	*	38,964	—	—
AB Active ETFs, Inc. - AB Short Duration Income ETF(1)	2,218	*	2,218	—	—
AB Bond Fund, Inc. - AB Income Fund(1)	106,620	*	106,620	—	—
AB Collective Investment Trust Series – AB US High Yield Collective Trust(2)	15,294	*	15,294	—	—
AB FCP I - American Income Portfolio(3)	890,031	*	890,031	—	—
AB FCP I - Global High Yield Portfolio(3)	578,067	*	578,067	—	—
AB High Income Fund, Inc.(1)	157,134	*	157,134	—	—
AB SICAV I - All Market Income Portfolio(2)	18,033	*	18,033	—	—
AB SICAV I – Global Income Portfolio(2)	3,971	*	3,971	—	—
AB SICAV I - Short Duration High Yield Portfolio(2)	80,958	*	80,958	—	—
AB SICAV I - US High Yield Portfolio(2)	9,595	*	9,595	—	—
ABITL Global High Yield Fund(4)	61,576	*	61,576	—	—
ABITL US Umbrella Fund – ABITL US Multi-Asset Income Fund(4)	5,299	*	5,299	—	—
AllianceBernstein Global High Income Fund, Inc.(1)	49,250	*	49,250	—	—
Allianz Global Investors Fund(65)	912,852	*	912,852	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
Allianz Global Investors US Short Duration High Income Bond Fund(65)	94,538	*	94,538	—	—
Allianz Short Duration High Yield Fund(5)	64,333	*	64,333	—	—
Allianz US Short Duration High Yield Fund J2019(5)	20,808	*	20,808	—	—
AllianzGI Short Duration High Yield Fund(5)	64,009	*	64,009	—	—
Amadeus Fund - AB Income Strategy Fund(61)	3,952	*	3,952	—	—
American Funds Insurance Series American High-Income Trust(6)	109,371	*	109,371	—	—
American Funds Insurance Series Asset Allocation Fund(6)	150,315	*	150,315	—	—
American Funds Insurance Series Capital Income Builder(6)	950	*	950	—	—
American Funds Insurance Series Capital World Bond Fund(6)	4,095	*	4,095	—	—
American Funds Multi-Sector Income Fund(6)	1,081,186	*	1,081,186	—	—
American Funds Strategic Bond Fund(6)	327,772	*	327,772	—	—
American High-Income Trust(6)	2,594,469	*	2,594,469	—	—
AZL Fidelity Institutional Asset Management Multi-Strategy Fund(16)	2,959	*	2,959	—	—
BDF Aggregator L.P.(17)	42,312	*	42,312	—	—
Blackrock Balanced Capital Portfolio of Blackrock Series Fund, Inc.(21)	2,994	*	2,994	—	—
Blackrock Diversified Fixed Income Fund of Blackrock Funds III(22)	1,746	*	1,746	—	—
Blackrock Funds I ICAV - Blackrock Systematic Multi-Strategy ESG Screened Fund(23)	1,527	*	1,527	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Investment Sub-Advisor of Ishares U.S. High Yield Bond Index ETF (CAD-Hedged)(24)	7,634	*	7,634	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of High Yield Credit Screened Fund(25)	15,552	*	15,552	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of Systematic Enhanced High Yield Bond Fund(26)	13,517	*	13,517	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of The Los Angeles County Employees Retirement Association(27)	6,095	*	6,095	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of The U.S. High Yield Bond Index Non-Lendable Fund B(28)	11,303	*	11,303	—	—
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of U.S. Core Fixed Income Balanced Risk Fund(29)	1,346	*	1,346	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of U.S. High Yield Bond Index Fund(30)	2,367	*	2,367	—	—
Blackrock Sustainable Balanced Fund, Inc.(31)	10,559	*	10,559	—	—
Blackrock Systematic Multi-Strategy Alpha Master Fund Ltd.(32)	521	*	521	—	—
Blackrock Systematic Multi-Strategy Fund of Blackrock Funds IV(33)	155,741	*	155,741	—	—
Blackstone CSP-MST CRDT Fund(18)	95,173	*	95,173	—	—
Blackstone Olympus Trading Strategies Ltd.(19)	19,008	*	19,008	—	—
Board of Administration of the Water and Power Employees’ Retirement, Disability and Death Benefits Insurance Plan on behalf of the Water and Power Employees’ Retirement Plan(10)	1,073	*	1,073	—	—
Board of Administration of the Water and Power Employees’ Retirement, Disability and Death Benefits Insurance Plan on behalf of the Retiree Health Benefits Fund(10)	1,056	*	1,056	—	—
Capital Group Core Plus Income ETF(6)	89,859	*	89,859	—	—
Capital Group Core Plus Total Return Trust (US)(11)	7,418	*	7,418	—	—
Capital Group Global High Income Opportunities (LUX)(6)	106,366	*	106,366	—	—
Capital Group Global Total Return Bond Fund (LUX)(7)	3,578	*	3,578	—	—
Capital Group Multi-Sector Income Fund (Canada)(12)	14,242	*	14,242	—	—
Capital Group Multi-Sector Income Fund (LUX)(6)	81,840	*	81,480	—	—
Capital Group U.S. High-Yield Trust (US)(11)	12,735	*	12,735	—	—
Capital Group U.S. Multi-Sector Income ETF(6)	96,197	*	96,197	—	—
Capital Group UK - Global High Income(6)	4,593	*	4,593	—	—
Capital Group US High Yield Fund (LUX)(7)	10,827	*	10,827	—	—
Capital Income Builder(6)	188,740	*	188,740	—	—
Capital World Bond Fund(6)	35,169	*	35,169	—	—
CDK Trading LLC (Series A)(63)	61,408	*	61,408	—	—
CDK Trading LLC (Series E)(63)	21,865	*	21,865	—	—
COREALPHA Bond Master Portfolio Of Master Investment Portfolio II(34)	3,261	*	3,261	—	—
EMBO-FONDS – Universal Investment Gesellschaft MBH(9)	38,468	*	38,468	—	—
Ente Nazionale Di Previdenza Ed Assistenza Dei Medici E Degli Odontoiatri(35)	6,213	*	6,213	—	—
FIAM Floating Rate High Income Commingled Pool(16)	10,273	*	10,273	—	—
FIAM High Yield Bond Commingled Pool(16)	29,032	*	29,032	—	—
FIAM Leveraged Loan LP(13)	5,882	*	5,882	—	—
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund(15)	224,466	*	224,466	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
Fidelity Advisor Series II: Fidelity Advisor Limited Term Bond Fund(14)	5,740	*	5,740	—	—
Fidelity Central Investment Portfolios LLC: Fidelity Floating Rate Central Fund(14)	37,399	*	37,399	—	—
Fidelity Central Investment Portfolios LLC: Fidelity Specialized High Income Central Fund(14)	3,314	*	3,314	—	—
Fidelity Covington Trust: Fidelity High Yield Factor ETF(15)	11,196	*	11,196	—	—
Fidelity Covington Trust: Fidelity Sustainable High Yield ETF(13)	2,292	*	2,292	—	—
Fidelity Floating Rate High Income Fund(13)	5,125	*	5,125	—	—
Fidelity Floating Rate High Income Multi-Asset Base Fund(13)	31,304	*	31,304	—	—
Fidelity Global High Yield Multi-Asset Base Fund(13)	5,977	*	5,977	—	—
Fidelity Income Fund: Fidelity Total Bond Fund – Floating Rate Securities Subportfolio(15)	51,317	*	51,317	—	—
Fidelity Income Fund: Fidelity Total Bond K6 Fund(16)	21,185	*	21,185	—	—
Fidelity Income: Fidelity Total Bond High Income Sub(16)	103,795	*	103,795	—	—
Fidelity Investments Life Insurance – High Yield Bond Account(16)	1,302	*	1,302	—	—
Fidelity Merrimack Street Trust: Fidelity Limited Term Bond ETF(13)	414	*	414	—	—
Fidelity Merrimack Street Trust: Fidelity Sustainable Core Plus Bond ETF(13)	95	*	95	—	—
Fidelity Merrimack Street Trust: Fidelity Tactical Bond ETF(13)	272	*	272	—	—
Fidelity Merrimack Street Trust: Fidelity Total Bond ETF(13)	59,662	*	59,662	—	—
Fidelity Qualifying Investor Funds – Fidelity US Loan Fund(15)	5,811	*	5,811	—	—
Fidelity Salem Street Trust: Fidelity SAI Total Bond Fund – Floating Rate Securities Sub-portfolio(14)	30,121	*	30,121	—	—
Fidelity Salem Street Trust: Fidelity SAI Total Bond Fund – High Income Sub-portfolio(14)	45,921	*	45,921	—	—
Fidelity Salem Street Trust: Fidelity Sustainable Core Plus Bond Fund(16)	343	*	343	—	—
Fidelity Salem Trust: Fidelity SAI Sustainable Core Plus Bond Fund(16)	698	*	698	—	—
Fidelity Summer Street Trust: Fidelity Focused High Income Fund (13)	2,722	*	2,722	—	—
Fidelity Summer Street Trust: Fidelity High Income Fund(15)	151,680	*	151,680	—	—
Fidelity Summer Street Trust: Fidelity SAI High Income Fund(15)	92,918	*	92,918	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
Fidelity Summer Street Trust: Fidelity Series Floating Rate High Income Fund(15)	6,142	*	6,142	—	—
Fidelity Summer Street Trust: Fidelity Series High Income Fund(15)	51,010	*	51,010	—	—
Fidelity Summer Street Trust: Fidelity Short Duration High Income Fund(15)	6,569	*	6,569	—	—
Fidelity U.S. High Yield Institutional Trust(13)	11,835	*	11,835	—	—
IBM Global Strategy Fund(36)	4,277	*	4,277	—	—
IMCO Global Credit LP(37)	4,438	*	4,438	—	—
Investors for which Pacific Investment Management Company LLC serves as investment manager, adviser and sub-advisor(62)	729,851	*	729,851	—	—
ISHARES 0-5 YEAR HIGH YIELD CORPORATE BOND ETF(38)	220,487	*	220,487	—	—
ISHARES BROAD USD HIGH YIELD CORPORATE BOND ETF(39)	335,747	*	335,747	—	—
ISHARES CORE 1-5 YEAR USD BOND ETF(40)	6,764	*	6,764	—	—
ISHARES CORE TOTAL USD BOND MARKET ETF(41)	24,616	*	24,616	—	—
ISHARES IBONDS 2026 TERM HIGH YIELD AND INCOME ETF(42)	74,408	*	74,408	—	—
ISHARES IBONDS 2029 TERM HIGH YIELD AND INCOME ETF(43)	1,176	*	1,176	—	—
ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF(44)	404,350	*	404,350	—	—
ISHARES II PUBLIC LIMITED COMPANY - ISHARES USD HIGH YIELD CORP BOND ESG UCITS ETF(45)	46,346	*	46,346	—	—
ISHARES II PUBLIC LIMITED COMPANY - ISHARES USD HIGH YIELD CORP BOND UCITS ETF USD (DIST)(46)	17,516	*	17,516	—	—
ISHARES III PLC - ISHARES BROAD $ HIGH YIELD CORPORATE BOND UCITS ETF(47)	18,936	*	18,936	—	—
ISHARES IV PUBLIC LIMITED COMPANY - ISHARES USD SHORT DURATION HIGH YIELD CORP BOND UCITS ETF USD (DIST)(48)	6,864	*	6,864	—	—
ISHARES PUBLIC LIMITED COMPANY - ISHARES GLOBAL HIGH YIELD CORP BOND UCITS ETF USD (DIST)(49)	5,799	*	5,799	—	—
ISHARES US & INTL HIGH YIELD CORP BOND ETF(50)	2,564	*	2,564	—	—
ISHARES US FIXED INCOME BALANCED RISK FACTOR ETF(51)	1,758	*	1,758	—	—
ISHARES VI PUBLIC LIMITED COMPANY - ISHARES GLOBAL HIGH YIELD CORP BOND CHF HEDGED UCITS ETF (DIST)(52)	414	*	414	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Shares of Class A Common Stock	Shares of Class A Common Stock**	% of Class A Common Stock
ISHARES VI PUBLIC LIMITED COMPANY ISHARES GLOBAL HIGH YIELD CORP BOND GBP HEDGED UCITS ETF (DIST)(53)	414	*	414	—	—
JNL/Fidelity Institutional Asset Management Total Bond Fund – Floating Rate Securities(13)	2,414	*	2,414	—	—
JNL/Fidelity Institutional Asset Management Total Bond Fund - High Income(13)	5,089	*	5,089	—	—
JNL/PPM America Floating Rate Income Fund (13)	8,628	*	8,628	—	—
KFO Holdings II, LLC(63)	15,625	*	15,625	—	—
Liberty University, Inc.(66)	55,440	*	55,440	—	—
Master Trust Bank of Japan Ltd. Re: Fidelity US High Yield Open Mother Fund(15)	204,926	*	204,926	—	—
Morningstar Alternatives Fund A Series of Morningstar Funds Trust(54)	1,964	*	1,964	—	—
Renaissance Investment Holdings Ltd.(55)	32,103	*	32,103	—	—
Spruce Street Aggregator L.P.(20)	226,967	*	226,967	—	—
State of New Jersey Common Pension Fund D(64)	12,339	*	12,339	—	—
State of New Mexico State Investment Council(61)	65,249	*	65,249	—	—
Stichting Bedrijfstakpensioenfonds Voor De Detailhandel(56)	6,036	*	6,036	—	—
Stichting Dela Depositary & Management(57)	5,918	*	5,918	—	—
Stichting Pensioenfonds Medisch Specialisten(58)	3,164	*	3,164	—	—
Stone Mountain Investment Company LLC(66)	7,711	*	7,711	—	—
Strategic Advisers Core Income Fund – FIAM Core Investment Grade Group(13)	1,657	*	1,657	—	—
Strategic Advisers Fidelity Core Income Fund - FIAM Core Investment Grade Group(13)	6,213	*	6,213	—	—
Strategic Advisers Income Opportunities Fund - FIAM High Income Subportfolio(13)	10,652	*	10,652	—	—
The Bond Fund of America(6)	136,998	*	136,998	—	—
The George and Beverly Rawlings Endowment Foundation, Inc.(66)	3,802	*	3,802	—	—
The Income Fund of America(6)	1,971,128	*	1,971,128	—	—
UBS Fund Management (Switzerland) AG On Behalf Of Kyburg Institutional Fund – Obligationen Fremdwahrungen(59)	14,025	*	14,025	—	—
US High Yield Passive Portfolio(60)	4,734	*	4,734	—	—
Variable Insurance Products Fund: VIP Floating Rate High Income Portfolio(15)	28,760	*	28,760	—	—
Variable Insurance Products Fund: VIP Floating Rate High Income Portfolio(15)	7,598	*	7,598	—	—
Voya Short Duration High Income Fund(67)	60,625	*	60,625	—	—
WS ACCESS Global Income Opportunities Fund(8)	6,095	*	6,095	—	—

*	Represents beneficial ownership of less than one percent of shares outstanding as of February 12, 2025.
**	Assumes each selling securityholder sells all of the shares of Class A common stock shown under “Shares Offered by this Prospectus Supplement.”

(1)
The selling securityholder is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). AllianceBernstein L.P. acts as investment adviser to and on behalf of the selling securityholder. Neil Ruffell, in his position as VP Corporate Actions of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the Class A common stock owned by the selling securityholder. AllianceBernstein Corporation is the general partner of AllianceBernstein L.P. Voting and dispositive power over the shares are exercised by the investment adviser pursuant to an investment management agreement. The address of the selling securityholder is 501 Commerce Street, Nashville, Tennessee 37203.

(2)
AllianceBernstein L.P. acts as investment adviser to and on behalf of the selling securityholder. Neil Ruffell, in his position as VP Corporate Actions of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the Class A common stock owned by the selling securityholder. AllianceBernstein Corporation is the general partner of AllianceBernstein L.P. Voting and dispositive power over the shares are exercised by the investment adviser pursuant to an investment management agreement. The address of the selling securityholder is 501 Commerce Street, Nashville, Tennessee 37203.

(3)
AllianceBernstein L.P. acts as investment adviser to and on behalf of AllianceBernstein (Luxembourg) S.a.r.l. in its capacity as management company for and on behalf of the selling securityholder. Neil Ruffell, in his position as VP Corporate Actions of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the Class A common stock owned by the selling securityholder. AllianceBernstein Corporation is the general partner of AllianceBernstein L.P. AllianceBernstein (Luxembourg) S.a.r.l. is a subsidiary of AllianceBernstein L.P. Voting and dispositive power over the shares are exercised by the investment adviser pursuant to an investment management agreement. The address of the selling securityholder is 501 Commerce Street, Nashville, Tennessee 37203.

(4)
AllianceBernstein L.P. acts as investment adviser to and on behalf of AllianceBernstein Investments Taiwan Limited in its capacity as agent and as fund manager for and on behalf of the selling securityholder. AllianceBernstein Corporation is the general partner of AllianceBernstein L.P. AllianceBernstein Investments Taiwan Limited is a subsidiary of AllianceBernstein L.P. Neil Ruffell, in his position as VP Corporate Actions of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the Class A common stock owned by the selling securityholder. Voting and dispositive power over the shares are exercised by the investment adviser pursuant to an investment management agreement. The address of the selling securityholder is 501 Commerce Street, Nashville, Tennessee 37203.

(5)
Allianz Global Investors Asia Pacific Limited (“AGI PAC”) is the investment adviser for the selling securityholder and Voya Investment Management Co. LLC (“Voya IM”) is the investment sub-adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, AGI PAC and Voya IM may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, AGI PAC and Voya IM expressly disclaim that that they are, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Voya Investment Management Co. LLC, 600 West Broadway, 29th Floor, San Diego, California 92101. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(6)
Capital Research and Management Company (“CRMC”) is the investment adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, CRMC may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, CRMC expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(7)
CRMC is the investment adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(8)
Capital International Limited (“CIL”) is the investment adviser for the selling securityholder. For purposes of the reporting requirements of the Exchange Act, CIL may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, CIInc expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital International Limited, 1 Paddington Square, London, W2 1GL, United Kingdom. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(9)
Capital International Management Company Sarl (“CIMC”), is the investment adviser for the selling securityholder. For purposes of the reporting requirements of the Exchange Act, CIMC may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, CIMC expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital International Sàrl, 3 place des Bergues, 1201, Geneva, Switzerland. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(10)
Capital International, Inc. (“CIInc”) is the investment adviser for the selling securityholder. For purposes of the reporting requirements of the Exchange Act, CIInc may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, CIInc expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital International, Inc., 333 S. Hope St., 55th Floor, Los Angeles, California 90071. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(11)
Capital Bank and Trust Company (“CB&T”) is the discretionary trustee and investment advisor for the selling securityholder, and CRMC has been retained by CB&T as investment adviser to CB&T. For purposes of the reporting requirements of the Exchange Act, CB&T and CRMC may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, each of CB&T and CRMC expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(12)
Capital International Asset Management (Canada), Inc. (“CIAM”) is the investment adviser for the selling securityholder and CRMC is the subinvestment adviser for the selling securityholder. For purposes of the reporting requirements of the Exchange Act, each of CIAM and CRMC may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder;

however, each of CIAM and CRMC expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.
(13)
The selling securityholder is an affiliate of a registered broker-dealer. The shares of Class A common stock held by the selling securityholder are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC (“Fidelity”), certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of Fidelity. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to Fidelity. The address of the selling securityholder is PO Box 5756 c/o State Street Bank & Trust, Boston, Massachusetts 02206. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(14)
The selling securityholder is an affiliate of a registered broker-dealer. The shares of Class A common stock held by the selling securityholder are beneficially owned, or may be deemed to be beneficially owned, by Fidelity, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of Fidelity. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to Fidelity. The address of the selling securityholder is PO Box 7247-7057, Citibank IC&D Lock Box, Philadelphia, Pennsylvania 19170. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(15)
The selling securityholder is an affiliate of a registered broker-dealer. The shares of Class A common stock held by the selling securityholder are beneficially owned, or may be deemed to be beneficially owned, by Fidelity, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of Fidelity. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to Fidelity. The address of the selling securityholder is 140 Broadway, New York, New York 10005. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(16)
The selling securityholder is an affiliate of a registered broker-dealer. The shares of Class A common stock held by the selling securityholder are beneficially owned, or may be deemed to be beneficially owned, by Fidelity, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of Fidelity. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to Fidelity. The address of the selling securityholder is PO Box 392002 c/o BNY Mellon, Pittsburgh, Pennsylvania 15230. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(17)
The selling securityholder is an affiliate of a registered broker-dealer. Reflects securities held directly by BDF Aggregator L.P. (the “BDF Aggregator Fund”).Blackstone Dislocation Associates LLC is the general partner of the BDF Aggregator Fund. Blackstone Holdings II L.P. is the sole member of Blackstone Dislocation Associates LLC. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series  II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the BDF Aggregator Fund directly or indirectly controlled by it or him, but each (other than the BDF Aggregator Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling securityholder is 345 Park Avenue, New York, New York 10154.

(18)
The selling securityholder is an affiliate of a registered broker-dealer. Reflects securities held directly by Blackstone CSP-MST CRDT Fund (the “CSP-MST CRDT Fund”). The CSP-MST CRDT Fund is a segregated account of Blackstone Custom Solutions Platform Ltd. Blackstone Alternative Asset Management L.P. is the investment manager of Blackstone Custom Solutions Platform Ltd. Blackstone Holdings I – Sub (BAAM) GP L.L.C. is the general partner of Blackstone Alternative Asset Management L.P. Blackstone Intermediary Holdco L.L.C. is the sole member of Blackstone Holdings I Sub (BAAM) GP L.L.C. Blackstone Securities Partners L.P. is the sole member of Blackstone Intermediary Holdco L.L.C. Blackstone Advisory Services L.L.C. is the general partner of Blackstone Securities Partners L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Advisory Services L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series  II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the CSP-MST CRDT Fund directly or indirectly controlled by it or him, but each (other than the CSP-MST CRDT Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling securityholder is 345 Park Avenue, New York, New York 10154.

(19)
The selling securityholder is an affiliate of a registered broker-dealer. Reflects securities held directly by Blackstone Olympus Trading Strategies Ltd. (“Olympus”). Blackstone Alternative Investment Advisors LLC is the investment manager of Olympus. Blackstone Intermediary Holdco L.L.C. is the sole member of Blackstone Alternative Investment Advisors LLC. Blackstone Securities Partners L.P. is the sole member of Blackstone Intermediary Holdco L.L.C. Blackstone Advisory Services L.L.C. is the general partner of Blackstone

Securities Partners L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Advisory Services L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by Olympus directly or indirectly controlled by it or him, but each (other than Olympus to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling securityholder is 345 Park Avenue, New York, New York 10154.
(20)
The selling securityholder is an affiliate of a registered broker-dealer. Reflects securities held directly by Spruce Street Aggregator L.P. (the “Spruce Street Fund”). Blackstone Alternative Asset Management Associates LLC is the general partner of the Spruce Street Fund. Blackstone Holdings II L.P. is the sole member of Blackstone Alternative Asset Management Associates LLC. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series  II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Spruce Street Fund directly or indirectly controlled by it or him, but each (other than the Spruce Street Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling securityholder is 345 Park Avenue, New York, New York 10154.

(21)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Balanced Capital Portfolio of Blackrock Series Fund, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holder or BlackRock, Inc.

(22)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Diversified Fixed Income Fund of Blackrock Funds III. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(23)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Funds I ICAV – Blackrock Systematic Multi-Strategy ESG Screened Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(24)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Investment Sub-Advisor of iShares U.S. High Yield Bond Index ETF (CAD-Hedged). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(25)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A, Not in Its Individual Capacity But As Trustee Of High Yield Credit Screened Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(26)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of Systematic Enhanced High Yield Bond Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(27)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of The Los Angeles County Employees Retirement Association. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(28)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of The U.S. High Yield Bond Index Non-Lendable Fund B. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(29)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of U.S. Core Fixed Income Balanced Risk Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(30)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Institutional Trust Company, N.A., Not in Its Individual Capacity But As Trustee Of U.S. High Yield Bond Index Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(31)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Sustainable Balanced Fund, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(32)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Systematic Multi-Strategy Alpha Master Fund Ltd. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(33)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Blackrock Systematic Multi-Strategy Fund of Blackrock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(34)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: COREALPHA Bond Master Portfolio Of Master Investment Portfolio II. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(35)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Ente Nazionale Di Previdenza Ed Assistenza Dei Medici E Degli Odontoiatri. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(36)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: IBM Global Strategy Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(37)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: IMCO Global Credit LP. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(38)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES 0-5 YEAR HIGH YIELD CORPORATE BOND ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(39)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES BROAD USD HIGH YIELD CORPORATE BOND ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(40)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES CORE 1-5 YEAR USD BOND ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(41)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES CORE TOTAL USD BOND MARKET ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(42)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES IBONDS 2026 TERM HIGH YIELD AND INCOME ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(43)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES IBONDS 2029 TERM HIGH YIELD AND INCOME ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(44)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(45)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES II PUBLIC LIMITED COMPANY - ISHARES USD HIGH YIELD CORP BOND ESG UCITS ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(46)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES II PUBLIC LIMITED COMPANY - ISHARES USD HIGH YIELD CORP BOND UCITS ETF USD (DIST). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(47)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES III PLC - ISHARES BROAD $ HIGH YIELD CORPORATE BOND UCITS ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(48)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES IV PUBLIC LIMITED COMPANY - ISHARES USD SHORT DURATION HIGH YIELD CORP BOND UCITS ETF USD (DIST). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(49)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES PUBLIC LIMITED COMPANY - ISHARES GLOBAL HIGH YIELD CORP BOND UCITS ETF USD (DIST). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(50)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES US & INTL HIGH YIELD CORP BOND ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(51)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES US FIXED INCOME BALANCED RISK FACTOR ETF. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(52)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES VI PUBLIC LIMITED COMPANY - ISHARES GLOBAL HIGH YIELD CORP BOND CHF HEDGED UCITS ETF (DIST). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(53)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: ISHARES VI PUBLIC LIMITED COMPANY ISHARES GLOBAL HIGH YIELD CORP BOND GBP HEDGED UCITS ETF (DIST). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(54)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Morningstar Alternatives Fund A Series of Morningstar Funds Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(55)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Renaissance Investment Holdings Ltd. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(56)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Stichting Bedrijfstakpensioenfonds Voor De Detailhandel. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(57)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Stichting Dela Depositary & Management. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(58)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: Stichting Pensioenfonds Medisch Specialisten. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(59)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc.: UBS Fund Management (Switzerland) AG On Behalf Of Kyburg Institutional Fund – Obligationen Fremdwahrungen. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(60)
The registered holder of the referenced shares to be registered is the following fund or account under management by subsidiaries of BlackRock, Inc US High Yield Passive Portfolio. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund and account, have voting and investment power over the shares held by the fund or account which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(61)
AllianceBernstein L.P. acts as investment adviser to and on behalf of State of New Mexico State Investment Council. AllianceBernstein L.P., as the investment advisor to the selling securityholder, “controls” eleven broker-dealer subsidiaries, as defined by the applicable securities laws, and is therefore an affiliate of a registered broker-dealer. The address of the selling securityholder is c/o AllianceBernstein L.P., 501 Commerce Street, Nashville, TN 37203.

(62)
Pacific Investment Management Company LLC (“PIMCO”), as the investment manager, adviser or sub-adviser of the funds and accounts who are the holders of record of the referenced shares of Class A common stock to be registered, may be deemed to have or to share voting and dispositive power over the referenced shares of Class A common stock. PIMCO is an affiliate of PIMCO Investments LLC, a registered broker-dealer and wholly owned subsidiary of PIMCO. The address of such funds and accounts is 650 Newport Center Drive, Newport Beach, California 92660.

(63)
The selling securityholder is controlled by Bruce Kovner. The address for the selling securityholder is 731 Alexander Road, Building 2, Suite 500, Princeton, NJ 08540. Mr. Kovner may be deemed to beneficially own the securities held by the selling securityholders directly or indirectly controlled by him, but Mr. Kovner disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(64)
AllianceBernstein L.P. acts as investment adviser to and on behalf of State of New Jersey Common Pension Fund D. AllianceBernstein L.P., as the investment advisor to the selling securityholder, “controls” eleven broker-dealer subsidiaries, as defined by the applicable securities laws, and is therefore an affiliate of a registered broker-dealer. The address of the selling securityholder is c/o AllianceBernstein L.P., 501 Commerce Street, Nashville, TN 37203.

(65)
Allianz Global Investors GMBH (“AGI”) is the investment adviser for the selling securityholder and Voya Investment Management Co, LLC (“Voya IM”) is the investment sub-adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, AGI and Voya IM may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, AGI and Voya IM expressly disclaim that that they are, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Voya Investment Management Co. LLC 600 West Broadway, 29th Floor, San Diego, California 92101. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(66)
Permanens Capital LP (“PermCap”) is the investment adviser for the selling securityholder and Voya Investment Management Co. LLC (“Voya IM”) is the investment sub-adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, PermCap and Voya IM may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, PermCap and Voya IM expressly disclaim that that they are, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Voya Investment Management Co. LLC, 600 West Broadway, 29th Floor, San Diego, California 92101. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

(67)
Voya Investments, LLC (“VIL”) is the investment adviser for the selling securityholder and Voya Investment Management Co. LLC (“Voya IM”) is the investment sub-adviser for the selling securityholder. For the purposes of the reporting requirements of the Exchange Act, VIL and Voya IM may be deemed to be the beneficial owner of the shares of Class A common stock held by the selling securityholder; however, VIL and Voya IM expressly disclaim that they are, in fact, the beneficial owner of such securities. The address for the selling securityholder is c/o Voya Investment Management Co. LLC, 600 West Broadway, 29th Floor, San Diego, California 92101. The selling securityholder acquired the securities being registered hereby in the ordinary course of its business.

PLAN OF DISTRIBUTION
The resale shares covered by this prospectus supplement and the accompanying prospectus may be offered and sold from time to time by the selling securityholders, including certain transferees who may later hold interest in the shares of Class A common stock covered by this prospectus. We will not receive any of the proceeds from the sale of shares of our Class A common stock covered by this prospectus supplement. We will pay all expenses of the registration of the Class A common stock and certain other expenses.
The selling securityholders may sell all or a portion of the shares of Class A common stock beneficially owned by the selling securityholders and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Class A common stock are sold through underwriters or broker-dealers, the applicable selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of the sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in exchange distributions and/or secondary distributions in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	in underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);
•	in short sales;
•	sales directly to one or more purchasers;
•	in which broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	through distributions of the shares by the selling securityholders to their partners, members or stockholders;
•
through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative, convertible or exchangeable securities or transactions;

•	through distributions of the shares by the selling securityholders to their partners, members or stockholders;
•
in which the selling securityholders enter into options, forwards or other transactions that require the selling securityholders to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer the securities under this prospectus;

•	by pledge to secured debts and other obligations;
•	through delayed delivery arrangements;
•	in a combination of any such methods of sale; and
•	in any other method permitted pursuant to applicable law.
If the selling securityholders effect such transactions by selling shares of Class A common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).
The selling securityholders may pledge or grant a security interest in some or all of the shares of Class A common stock owned by the selling securityholders and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors-in-interest as selling securityholders under this prospectus supplement. The selling securityholders also may transfer and donate the shares of Class A common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. The selling securityholders may also enter into option or other transactions, including the issuance of convertible or exchangeable securities with broker-dealers, financial institutions or other investors or the creation of one or more derivative, convertible or exchangeable securities which require the delivery to such broker-dealer, financial institution or other investors of Class A common stock offered by this prospectus, which Class A common stock such broker-dealer, financial institution or other investors may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement. The selling securityholders are not obligated to, and there is no assurance that the selling securityholders will, sell all or any of the shares we are registering. The selling securityholders may transfer, devise or gift such shares by other means not described in this prospectus supplement.
The selling securityholders and any broker-dealer participating in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, the selling securityholders or broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Class A common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling securityholders will sell any or all of the shares of Class A common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.
The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.
Pursuant to the Registration Rights Agreement between us and the selling securityholders, we have agreed to indemnify and hold harmless, to the full extent permitted by law, each selling securityholder from and against certain liabilities incurred in connection with the registration of such selling securityholder’s shares.
Once sold under the registration statement of which this prospectus supplement forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 9, 2024 and November 12, 2024, respectively;
•
our Current Reports on Form 8-K, filed with the SEC on March 4, 2024, March 6, 2024, March 8, 2024, March 25, 2024, March 27, 2024, June 14, 2024, July 25, 2024, September 6, 2024, September 27, 2024, September 30, 2024, October 1, 2024, October 1, 2024, October 2, 2024, October 4, 2024, October 24, 2024, November 7, 2024, November 15, 2024, November 27, 2024, December 11, 2024, January 3, 2025, January 10, 2025 and February 6, 2025; and

•	our Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on August 7, 2020.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy Inc.
Investor Relations
111 W. 19th Street, 8th Floor
New York, New York 10011
(516) 268-7400

Prospectus
New Fortress Energy Inc.

Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
and
114,670,972 Shares of Class A Common Stock Offered by Selling Stockholders
This prospectus relates to shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), shares of our preferred stock, par value $0.01 per share (“preferred stock”), depositary receipts, representing fractional shares of our preferred stock (the “depositary shares”), debt securities, which may be senior debt securities or subordinated debt securities, and warrants to purchase shares of our Class A common stock, preferred stock or our debt securities which we may offer and sell from time to time in one or more offerings. In addition, the selling stockholders named in this prospectus or in any supplement to this prospectus may offer and sell Class A common stock from time to time. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholders.
If required, we will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
We or the selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A common stock is listed on Nasdaq Global Select Market under the trading symbol “NFE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus. In addition, certain of our stockholders may sell up to 114,670,972 shares of Class A common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or any stockholders offer, issue or sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “NFE,” “we,” “our” and “us” refer to New Fortress Energy Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•	our Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on August 7, 2020; and
•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, filed with the SEC on April 5, 2023, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy Inc.
Investor Relations
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements contained in this prospectus other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:
•	the results of our subsidiaries, affiliates, joint ventures and special purpose entities in which we invest and their ability to make dividends or distributions to us;
•	construction and operational risks related to our facilities and assets, including cost overruns and delays;
•	failure of LNG (as defined herein) or natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;
•
complex regulatory and legal environments related to our business, assets and operations, including actions by governmental entities or changes to regulation or legislation, in particular related to our permits, approvals and authorizations for the construction and operation of our facilities;

•	delays or failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•	failure to obtain a return on our investments for the development of our projects and assets and the implementation of our business strategy;
•	failure to maintain sufficient working capital for the development and operation of our business and assets;
•	failure to convert our customer pipeline into actual sales;
•	lack of asset, geographic or customer diversification, including loss of one or more of our customers;
•	competition from third parties in our business;
•	cyclical or other changes in the demand for and price of LNG and natural gas;
•	inability to procure LNG at necessary quantities or at favorable prices to meet customer demand, or otherwise to manage LNG supply and price risks, including hedging arrangements;
•	inability to successfully develop and implement our technological solutions;
•	inability to service our debt and comply with our covenant restrictions;
•	inability to obtain additional financing to effect our strategy;
•
inability to successfully complete mergers, sales, divestments or similar transactions related to our businesses or assets or to integrate such businesses or assets and realize the anticipated benefits;

•	economic, political, social and other risks related to the jurisdictions in which we do, or seek to do, business;
•	weather events or other natural or manmade disasters or phenomena;
•	any future pandemic or any other major health and safety incident;
•	increased labor costs, disputes or strikes, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•	the tax treatment of, or changes in tax laws applicable to, us or our business or of an investment in our Class A common stock; and
•	other risks described in the “Risk Factors” section of our Annual Report on Form 10-K and our other filings with the SEC.
All forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future, except as may be required by law. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

THE COMPANY
Overview
We are a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. We own and operate natural gas and liquefied natural gas (“LNG”) infrastructure, and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets; additionally, we have expanded our focus to building our modular LNG manufacturing business. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading companies providing power free from carbon emissions by leveraging our global portfolio of integrated energy infrastructure.
We deliver targeted energy solutions by employing an integrated LNG supply and delivery model:
LNG and Natural Gas Supply and Liquefaction – We supply LNG and natural gas to our own power plants and to our customers. We typically supply LNG and natural gas regasified from LNG to our customers by entering into long-term supply contracts, which are generally based on an index such as Henry Hub plus a fixed fee component. We acquire our LNG from third party suppliers in open market purchases and long-term supply agreements; we also manufacture LNG at our liquefaction and storage facility in Miami, Florida (the “Miami Facility”). Beginning in 2024, we expect to deploy our first offshore liquefaction facility, “Fast LNG” or “FLNG,” to provide a source of low-cost supply of LNG.
Shipping – We lease, own or operate a fleet of seven regasification units and 13 liquefied natural gas carriers and floating storage units. Ten vessels are owned by our joint venture affiliate, Energos Infrastructure. We also charter vessels to and from third parties as well as from Energos.
Facilities – Through our network of current and planned downstream facilities and logistics assets, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil and heavy fuel oil or to purchase natural gas to meet their current fuel needs.
We analyze and seek to implement innovative and new technologies that complement our businesses to reduce our costs, achieve efficiencies for our business and our customers and advance our long-term goals, such as our ISO container distribution system, our Fast LNG solution and our hydrogen project.
Our Business Model
As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to shipping, logistics, facilities and conversion or development of natural gas-fired power generation. Historically, natural gas procurement or liquefaction, transportation, regasification and power generation projects have been developed separately and have required multilateral or traditional financing sources, which has inhibited the introduction of natural gas-fired power in many developing countries. In executing our business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility and optimize our portfolio.
We currently conduct our operations at the following facilities:
•	our LNG storage and regasification facility at the Port of Montego Bay, Jamaica,
•	our marine LNG storage and regasification facility in Old Harbour, Jamaica
•	our dual-fired combined heat and power facility in Clarendon, Jamaica,
•	our landed micro-fuel handling facility in San Juan, Puerto Rico,
•	our LNG receiving facility and gas-fired power plant at the Port of Pichilingue in Baja California Sur, Mexico, and
•	our Miami Facility.
In addition, we are currently developing facilities in Brazil, Nicaragua, Ireland and other locations, as described below in more detail. We are in active discussions with additional customers to develop projects in multiple regions around the world who may have significant demand for additional power, LNG and natural gas, although there can be no assurance that these discussions will result in additional contracts or that we will be able to achieve our target pricing or margins.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Class A common stock, preferred stock, depositary shares, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following description of shares of New Fortress Energy Inc. (the “Company,” “NFE,” “our” or “we”) is based upon the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”). The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Certificate of Incorporation and the Bylaws. See “Where You Can Find More Information.”
Authorized Capital Stock
Under our Certificate of Incorporation, we are authorized to issue up to 750 million shares of Class A common stock, each having a par value of one cent ($0.01), 50 million shares of Class B common stock, each having a par value of one cent ($0.01), and 200 million shares of preferred stock, each having a par value of one cent ($0.01). Our Class A common stock are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NFE.” Our Class B common stock are not registered pursuant to Section 12 of the Exchange Act nor listed on any securities exchange. As of February 26, 2024, there were 205,033,557 shares of Class A common stock outstanding. As of the date hereof, there are no shares of Class B common stock or preferred stock outstanding.
Class A Common Stock
Voting Rights. Holders of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of shares in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding shares of the class or series affected. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive our remaining assets available for distribution in accordance with the DGCL.
Other Matters. The Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding Class A common stock are fully paid and non-assessable.
Class B Common Stock
Generally. Prior to the exchange of all of the units (the “NFI LLC Units”) (other than NFI LLC Units owned by NFE or its subsidiaries) of New Fortress Intermediate LLC (“NFI”) and all of the shares of Class B common stock for shares of Class A common stock (the “Exchange Transactions”), the NFI unitholders held one share of Class B common stock for each NFI LLC Unit that they held. Accordingly, prior to the Exchange Transactions, the NFI unitholders had a number of votes in NFE equal to the aggregate number of NFI LLC Units that they held. Following the Exchange Transactions and as of the date hereof, there are no shares of Class B common stock outstanding and all of the NFI LLC Units are owned by NFE or its subsidiaries. Shares of Class B common stock cannot be transferred without transferring an equal number of NFI LLC Units and vice versa.
Voting Rights. Holders of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our shareholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of stock in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding stock of the class or series affected. The holders of Class B common stock do not have cumulative voting rights in the election of directors.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class B common stock paid proportionally with respect to each outstanding Class B common stock and a dividend consisting of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.
Redemption Right. Pursuant to the limited liability company agreement of NFI, each holder of NFI LLC Units has the right to redeem his or her NFI LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).
Preferred Stock
Our Certificate of Incorporation and Bylaws authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A common stock in respect of dividends and distributions, as our board of directors may determine. The rights with respect to one or more classes or series of preferred stock may be more favorable to the holder(s) thereof than the rights attached to our Class A common stock.
Transfer Agent and Registrar
Duties
American Stock Transfer & Trust Company, LLC is the registrar and transfer agent for the Class A common stock. We pay all fees charged by the transfer agent for transfers of Class A common stock except the following, which must be paid by our Class A stockholders:
•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a Class A share; and
•	other similar fees or charges.
There are no charges to our Class A shareholders for disbursements of any dividends. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal
The transfer agent may resign, by notice to us, or be removed by us.
Transfer of Class A common stock and Class B common stock
We may, at our discretion, treat the nominee holder of a share of Class A common stock or Class B common stock as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Class A common stock and Class B common stock are securities and any transfers are subject to the laws governing the transfer of securities.
Until a share of Class A common stock or Class B common stock has been transferred on our books, we and the transfer agent may treat the record holder of the Class A common stock or Class B common stock as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Our Certificate of Incorporation and Bylaws
Organization and Duration
New Fortress Energy LLC was formed on August 6, 2018. On August 7, 2020, we converted from a Delaware limited liability company named New Fortress Energy LLC to a Delaware corporation named New Fortress Energy Inc. The Company will remain in existence until dissolved in accordance with the DGCL.
Purpose
Under our organizational documents, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Amendment of Our Organizational Documents
Amendments to our Certificate of Incorporation may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment to our Certificate of Incorporation or Bylaws, our board of directors is generally required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our stockholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the outstanding shares.
Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any stockholder without such stockholder’s consent, unless approved by at least a majority of the type or class of shares so affected; or
•	change the term of existence of our company.
The provision of our organizational documents preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Stockholder Approval. Our board of directors may generally make amendments to our Bylaws, and in certain circumstances to our Certificate of Incorporation, without the approval of any stockholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our organizational documents to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our organizational documents;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our organizational documents;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our Bylaws without the approval of any stockholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the stockholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our stockholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our Bylaws; or
•	are required to effect the intent of the provisions of our organizational documents or are otherwise contemplated by our organizational documents.
Merger, Sale or Other Disposition of Assets
Pursuant to the provisions of the DGCL, our board of directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our Class A common stock and Class B common stock, from causing us to, among other things, merge, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any stockholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year.
Anti-Takeover Effects of Delaware Law and Our Organizational Documents
The following is a summary of certain provisions of our organizational documents that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A common stock held by Class A stockholders.
Issuance of Additional Interests. Our organizational documents authorize us to issue up to 750 million shares of Class A common stock, 50 million shares of Class B common stock and 200 million shares of preferred stock for the consideration and on the terms and conditions determined by our board of directors without the approval of the stockholders, subject to the requirements of Nasdaq. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203. We are a corporation organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL restricts certain business combinations with interested stockholders in certain situations. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner.

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

The restrictions described above do not apply if (a) the Company does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or (b) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three year period immediately prior to a business combination between the Company and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years. Our Certificate of Incorporation provides that certain entities controlled by Wesley R. Edens and Randal A. Nardone (the “Consenting Entities”) and NFE SMRS Holdings LLC and any of their respective direct or indirect transferees (except in the context of a public offering), and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision. Additionally, the “interested stockholders” definition does not include any person whose ownership of shares in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. For purposes of this description only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision makes it more difficult for a person who is an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Other Provisions of Our Organizational Documents. Our Certificate of Incorporation provides that our board shall consist of not fewer than one and not more than fifteen directors as the board of directors may from time to time determine, subject to the consent rights of the Consenting Entities described under “Description of Capital Stock—Consent Rights” below. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest.
In addition, our board of directors shall have the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification, removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Certificate of Incorporation, preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Capital Stock—Preferred Stock.”
Ability of Our Stockholders to Act. Our organizational documents do not permit our stockholders to call special stockholders meetings, except that if any Consenting Entities or their affiliates collectively own outstanding voting shares that represent a majority of the total combined voting power of all of our outstanding shares of Class A common stock and Class B common stock then entitled to vote at an election of directors, such Consenting Entities may call a special meeting of the stockholders. Special meetings of stockholders may be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our organizational documents permit our stockholders to consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders if a consent or consents in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted.
Our organizational documents provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Removal of Members of Our Board of Directors
A director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding shares of Class A common stock and Class B common stock then entitled to vote at an election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office.

Forum Selection
Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our organizational documents; or
•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Our Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Bylaws is inapplicable or unenforceable.
Consent Rights
So long as the Consenting Entities or their affiliates collectively, directly or indirectly, own at least 30% of the outstanding shares of Class A common stock and Class B common stock, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its affiliates owns at least one share):
•	any material change, through any acquisition, disposition of assets or otherwise, in the nature of our business or operations and our subsidiaries as of February 4, 2019;
•	terminating Wesley Edens as our chief executive officer or as Chairman of the Board of Directors and hiring or appointing his successor;
•
any transaction that, if consummated, would constitute a Change of Control (as defined in our Certificate of Incorporation) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

•	any increase or decrease in the size of the board of directors, committees of the board of directors and board and committees of our subsidiaries;
•	any voluntary election by us or any of our subsidiaries to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing; and
•
any amendment, modification or waiver of our organizational documents or any other of our governing documents following the date of our Certificate of Incorporation that materially and adversely affects any Consenting Entity or any of their affiliates.

Corporate Opportunity
Under our Certificate of Incorporation, we renounce, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of our directors who is not an employee of the Company (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Company.
To the fullest extent permitted by law, we waive any claim against a Covered Person, and agree to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors have no obligation under the Certificate of Incorporation or as a result of any duty expressed or implied by law to present Business Opportunities to the Company that may become available to affiliates of such director. None of the Company, any stockholder or any other person has any rights by virtue of a director’s duties as a director or our organizational documents in any business ventures of any director.
Shareholders’ Agreement
In connection with our initial public offering, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with New Fortress Energy Holdings LLC, Wesley R. Edens and Randal A. Nardone. In connection with the Exchange Transactions, certain of the former members of New Fortress Energy Holdings LLC signed a joinder and became party to the Shareholders’ Agreement. The Shareholders’ Agreement provides the Consenting Entities or their respective affiliates with the right to designate a certain number of individuals to be nominated for election to our board of directors so long as the Consenting Entities and their respective affiliates collectively beneficially own at least 5% of the outstanding Class A common stock and Class B common stock. The Shareholders’ Agreement also provides that the parties to the Shareholders’ Agreement (including certain direct or indirect former members of New Fortress Energy Holdings LLC) (i) shall vote their shares in favor of such nominees and (ii) are entitled to certain registration rights with respect to their Class A common stock. In addition our Certificate of Incorporation provides the Consenting Entities the right to approve certain material transactions so long as the Consenting Entities and their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Class A common stock and Class B common stock.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the shares of preferred stock of a series which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into Class A common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;
•	the amount of discount or premium, if any, with which the debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;
•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•	the number of warrants offered;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the name of the warrant agent; and
•	any other material terms of the warrants.
Each issue of warrants will be evidenced by warrant certificates. After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

SELLING STOCKHOLDERS
This prospectus also relates to the offer and sale from time to time of up to 114,670,972 shares of Class A common stock by certain of our stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders.” The selling stockholders identified below may currently hold or acquire at any time Class A common stock in addition to those registered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, and to persons who have a right to acquire such securities, generally within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the mailing address of each listed beneficial owner is 111 W. 19th Street, 8th Floor, New York, New York 10011.
The information in the below table (other than the percentages of our outstanding Class A common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of March 1, 2024. Except as may be noted in this section, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.
Wesley R. Edens, Randal A. Nardone and all of the entities listed under “Selling Stockholders” in the table below are party to a shareholders’ agreement with us pursuant to which such parties and their respective permitted transferees have the right, in certain circumstances, to require us to register their shares of our Class A common stock under the Securities Act for sale into the public markets.
No offer or sale under this prospectus may be made by any stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the relevant registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The selling stockholders are not obligated to sell any of the Class A common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Class A common stock, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the selling stockholders will sell all of the Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other Class A common stock that they may currently own.

	Class A Common Stock Beneficially Owned		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Stockholders
Fortress Equity Partners GP LLC(2)	13,399,317	6.5%	13,399,317	—	—%
Energy Transition Holdings LLC(3)	25,559,846	12.5%	25,559,846	—	—%

Directors and Executive Officers
Wesley R. Edens(4)	47,540,924	23.2%	47,540,924	—	—%
Randal A. Nardone(5)	26,196,526	12.8%	26,196,526	—	—%
Christopher S. Guinta	201,653	*	201,653	—	*
Desmond Iain Catterall	69,841	*	69,841	—	*
David J. Grain	114,294	*	114,294	—	*
C. William Griffin	333,429	*	333,429	—	*
John J. Mack	1,178,013	*	1,178,013	—	*
Katherine E. Wanner	77,129	*	77,129	—	*

*	Represents beneficial ownership of less than one percent of shares outstanding. See footnote (1).
(1)	As of February 26, 2024, we had 205,033,557 shares of Class A common stock outstanding.

(2)
Fortress Equity Partners GP LLC (“Fortress Equity GP”) beneficially owns 13,399,317 shares of our Class A common stock. Fortress Operating Entity I LP (“FOE I” and, together with Fortress Equity GP, the “Fortress Parties”) is the sole member of Fortress Equity GP. The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. Messers Edens and Nardone are officers of FOE I and each disclaim beneficial ownership of the shares of Class A common stock beneficially owned by Fortress Equity GP.

(3)
Energy Transition Holdings LLC is managed by Great Mountain Partners LLC. Jonathan Rotolo and Alexander Thomson are the managers of Great Mountain Partners LLC and, in that capacity, have voting and dispositive power over the shares of Class A common stock held by Energy Transition Holdings LLC. Each of Great Mountain Partners LLC, Mr. Rotolo and Mr. Thomson has disclaimed beneficial ownership of the shares, except to the extent of their pecuniary interest therein. The principal business address of the entities identified herein is 157 Church Street, 20th Floor, New Haven, CT 06510.

(4)
Consists of 29,928,173 shares of Class A common stock held by Edens Family Partners LLC and 17,612,751 shares of Class A common stock held by WRE 2012 Trust LLC (“WRE Trust”), a limited liability company organized under the laws of the State of Delaware. Mr. Edens is the sole beneficial owner of Edens Family Partners LLC. Mr. Edens has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares. NFE WE LLC and NFE RN LLC, each controlled by Mr. Edens together with Mr. Nardone, have the right to appoint six of the eight members to the Company’s board of directors.

(5)
Mr. Nardone has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares of Class A common stock. NFE WE LLC and NFE RN LLC, each controlled by Mr. Nardone together with Mr. Edens, have the right to appoint six of the eight members to the Company’s board of directors.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers;
•	in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933);
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling stockholders will identify the specific plan of distribution in a prospectus supplement, including:
•	the terms of the offering;
•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;
•	the purchase price of the securities and the net proceeds we will receive from the sale;
•	any delayed delivery obligations to take the securities;
•	the nature of the underwriters’ obligations to take the securities;
•	any securities exchange or market on which the securities may be listed;
•	the names of any selling stockholders, if applicable; and
•	other facts material to the transaction.
Underwriters, dealers and agents
If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Direct sales
We may sell securities directly to one or more purchasers without using underwriters or agents.
At-the-market offerings
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Trading markets and listing of securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization activities
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids.

If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
CLASS A COMMON STOCK
The following is a summary of U.S. federal income considerations generally applicable to non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. State, local, foreign, and estate tax consequences are not summarized, nor are tax consequences to special classes of investors or investors subject to special rules, including, but not limited to, certain former citizens and former long-term residents of the United States, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a partnership or other “pass through” entity or an investor in any such entity, a holder who is subject to special exemptions or other special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), persons who own (actually or constructively) more than 5% of our Class A common stock, a tax-exempt organization, a bank or other financial institution, a broker, dealer or trader in securities, commodities or currencies, a person holding our Class A common stock as part of a hedging, conversion, straddle, constructive sale or other risk reduction transaction or an insurance company. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who purchase our Class A common stock for cash pursuant to an offering under this prospectus and who hold our Class A common stock as a “capital asset”(generally, property held for investment). Each potential investor should consult its tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our Class A common stock.
For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our Class A common stock (other than a partnership or other pass-through entity) that is not: a citizen or individual resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our Class A common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.
Distributions
Distributions with respect to our Class A common stock will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, then subject to the next sentence, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock, subject to the tax treatment described below in “—Dispositions.” If we are or become a U.S. real property holding corporation (as described below), we may be required to withhold 15% of any distribution to a non-U.S. holder that exceeds our current and accumulated earnings and profits if either our Class A common stock are not then treated as regularly traded on an established securities market or the non-U.S. holder owns in excess of 5% of our Class A common stock.
Generally, distributions treated as dividends paid to a non-U.S. holder with respect to our Class A common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable treaty rate).
To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant tax treaty.
Dispositions
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange or other disposition of our Class A common stock unless:
•
the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•
in the case of a non-U.S. holder that is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such non-U.S. holder held our Class A common stock and either (a) our Class A common stock were not treated as regularly traded on an established securities market at the time of the sale, or (b) such non-U.S. holder owns or owned (actually or constructively) more than 5% of our Class A common stock at any time during the shorter of the two periods mentioned above.

If gain or loss on the disposition of our Class A common stock is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder), such gain or loss will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, and in the case of a non-U.S. holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our Class A common stock, which may be offset by certain U.S. source capital losses.
With respect to the third bullet above, a corporation generally is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we believe that we currently are not a USRPHC, this determination is not free from doubt, and we could become a USRPHC in the future depending on the manner in which we expand our business. In addition, although we anticipate that our Class A common stock will be treated as “regularly traded on an established securities market” following this offering, no assurance can be given that our Class A common stock will continue to be so treated in the future. If the third bullet above applies to a non-U.S. holder, gain recognized on the disposition of our common shares generally will be subject to U.S. federal income tax under FIRPTA on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. In addition, if our stock ceased to be “regularly traded,” the transferee in any disposition would generally be required to withhold 15% of the amount realized on the disposition under FIRPTA. Non-U.S. holders should consult their tax advisors regarding the foregoing rules.
Foreign Account Tax Compliance Act
Legislation enacted in 2010 and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our Class A common stock.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The following is a general summary of certain considerations associated with the acquisition and holding of securities offered hereunder (including interests therein) by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code and employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of securities) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Each time we or any stockholders offer, issue or sell securities, we will provide a supplement to this prospectus that may contain supplemental information to this summary.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. We and our affiliates will not act in a fiduciary capacity with respect to any Plan’s investment in our securities.
In considering an investment in a security offered pursuant hereto with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of such security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA, if applicable, and any other applicable Similar Laws;
•	whether, in making the investment, the Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA, if applicable, and any other applicable Similar Laws;
•	whether the investment is permitted under the terms of the applicable documents governing the Plan;
•	whether in the future there may be no market in which to sell or otherwise dispose of the security;
•
whether the acquisition or holding of such security will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or any Similar Law (please see discussion under “—Prohibited Transaction Issues” below); and

•	whether the Plan will be considered to hold, as plan assets, (i) only such security or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of our securities by a Covered Plan with respect to which the issuer or certain other parties is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
Because of the foregoing, our securities (including interests therein) should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our equity securities , be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) provide guidance with respect to whether the assets of an entity in which Covered Plans acquire equity interests would be deemed “plan assets” of the Covered Plan under some circumstances. Under the Plan Asset Regulation, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
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equity interests acquired by Covered Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the DOL regulations), and are either registered under certain provisions of the federal securities laws or sold to the Covered Plan as part of a public offering under certain conditions;

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the entity is an “operating company” (as defined in the Plan Asset Regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

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there is no significant investment by “benefit plan investors”, which is defined to mean that immediately after the most recent acquisition by a Covered Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by Covered Plans (which does not include governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Covered Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions or other violations, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our equity securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be necessary, and if so applicable, with respect to the investment in such securities. Purchasers of our securities have the exclusive responsibility for ensuring, and will be deemed (and in certain cases may be required) to represent, that their acquisition and holding of such securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of any security to a Plan is in no respect a representation or recommendation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate or advisable for any such Plan.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
Ernst & Young LLP , independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s’s reports, given on their authority as experts in accounting and auditing.